Exhibit 32

CERTIFICATION PURSUANT TO
18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Sunshine Biopharma, Inc. (the “Company”) on Form 10-Q for the three month period ended March 31, 2021, as filed with the Securities and Exchange Commission on May 11, 2021 (the “Report”), we, the undersigned, in the capacities and on the date indicated below, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.
The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2021	/s/ Dr. Steve N. Slilaty Dr. Steve N. Slilaty, Chief Executive Officer

Dated: May 11, 2021	/s/ Camille Sebaaly Camille Sebaaly, Chief Financial Officer